Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Curbline Properties Corp. of our report dated June 28, 2024 relating to the financial statements, which appears in the Registration Statement on Form 10 of Curbline Properties Corp.

/s/ PricewaterhouseCoopers LLP

Cleveland, OH

September 30, 2024